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                                                                   Exhibit 10.15


                     SELECT EXECUTIVE RETIREMENT INCOME PLAN


              This agreement (this "Agreement") made December 19, 1997, by and between Young & Rubicam Inc., a company organized under the laws of the State of Delaware (herein the "Company") and Alan J. Sheldon (the "Employee").

              In consideration of the agreement hereinafter contained, the parties agree as follows:

              1. The Employee agrees to serve the Company and each business entity at least 10% of the value of which is owned, directly or indirectly, by the Company ("Affiliates" and, together with the Company, "Y&R") in such capacity as the Board of Directors of the Company may designate from time to time during a period commencing on the date hereof and continuing until terminated by either party in accordance with the terms of the Management Voting Trust Agreement, dated as of December 12, 1996, executed by the Employee or, if said agreement is no longer in effect, then on six months' notice. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of Y&R as an executive or in any other capacity beyond the notice period provided for above.

              2. During the term of his employment, the Employee shall devote his full business time, attention, skill and effort to the performance of his duties for Y&R.

              3. During the term of his employment, Y&R shall pay the Employee such salary, other compensation and benefits payable as Y&R may from time to time determine. In addition, the Employee shall be entitled to amounts payable pursuant to the Select Executive Retirement Income Plan ("SERIP") as provided below.

              4. The benefits to be paid pursuant to SERIP (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 5 below) are as follows:

              A. The Company shall pay to the Employee a cash amount each calendar year (an "Annual Payment") equal to the lesser of (x) 75% of the average annualized cash compensation received by the Employee from Y&R during the three calendar years preceding the calendar year in which payment hereunder commences or (y) $250,000 each calendar year for the rest of his life, as soon as administratively feasible after January 1st of each such calendar year, commencing upon the later to occur of (i) the January 1st of the calendar year following the calendar year in which his active full-time employment with Y&R ceases or (ii) the January 1st following the date he reaches 60 (except in the event of death or disability as described in subparagraphs 4.B and 4.C below).

              B. If the Employee should die before payment pursuant to SERIP commences, ten Annual Payments shall be made to the Employee's designated beneficiary, the first such payment commencing as soon as administratively feasible after the Company has received notification of death. If the Employee should die after payment pursuant to SERIP has commenced but before he has received ten Annual Payments, the Company shall continue to pay to the Employee's designated beneficiary Annual Payments until the
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         total number of Annual Payments to the Employee and his designated beneficiary equals ten. The Employee shall designate his beneficiary hereunder to the Company in writing; in the event the Employee does not so designate a beneficiary hereunder, such designated beneficiary shall be the Employee's estate.

              C. If the Employee becomes disabled, Annual Payments pursuant to SERIP shall begin as soon as administratively feasible after a determination of disability has been made. The Employee shall be deemed to become disabled for purposes hereof if the Company shall find, on the basis of medical evidence satisfactory to the Company, that the Employee is disabled, mentally or physically, so as to be prevented from performing the duties he was performing for Y&R at the time of disability and such disability appears to be permanent or of long-standing duration.

              5. Notwithstanding anything contained herein to the contrary, no payment of any then unpaid Annual Payments pursuant to SERIP shall be made and all rights under this Agreement of the Employee to receive payment thereof shall be forfeited if there shall be a breach of the following conditions:

              A. The Employee shall not, during the term of his employment or at any time prior to the second anniversary of the date of the termination of his employment with Y&R, directly or indirectly, (i) solicit any of the clients who were or had been served by the Company or any of its Affiliates at the time of such termination or during the six months prior thereto, (ii) own, operate, join, control, engage in, or participate in the ownership, management, operation or control of, or be a director or an employee of, or a business consultant to, any business, firm or corporation which is similar to or competes with the business of the Company or any of its Affiliates as conducted on the date of such termination of employment or during the six months prior thereto; provided, however, that the provisions of this subparagraph shall not apply to investments by the Employee in shares of stock traded on a national market which shall constitute less than one percent of the outstanding shares of such stock, or (iii) solicit for purposes of employment any employee of the Company or its Affiliates, or induce any such employee to terminate his or her employment.

              B. During the period commencing on the date of the termination of the employment of Employee with Y&R and ending on the second anniversary of the date of such termination, the Employee shall perform such consulting and advisory services for Y&R as shall from time to time be reasonably assigned to him by the Board of Directors of the Company; provided, however, that such services shall be rendered at such place or places and at such time or times as the Employee shall determine, and in no event shall the Company require the Employee to devote more than three days per month in performing such services. The Company shall give the Employee reasonable notice of the times when it will require the Employee's consulting or advisory services and the Employee will have reasonable time after receipt of such notice to render such services. The Company shall reimburse the Employee for reasonable expenses incurred by the Employee in connection with the rendition of such services in accordance with the Company's policies.


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              6.  Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust or any kind of fiduciary relationship between the Company and the Employee, or any other person. The Company's obligations under SERIP and this Agreement shall be unfunded and any benefits to the Employee hereunder shall be paid out of the general assets of the Company. The Company shall have no obligation to set aside or segregate assets with respect to such benefits. The Employee's rights to benefits hereunder shall be those of an unsecured general creditor of the Company.

              7. A. The Employee, by acceptance of the benefits of SERIP, covenants and agrees that anything herein to the contrary notwithstanding, any benefits due to such Employee hereunder shall be subordinate and junior to the extent and manner hereinafter set forth, to the principal of and premium (if any) and interest on any and all Senior Indebtedness as defined in subparagraph 7.C below whether now outstanding or hereafter incurred or assumed:

                  1. In the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings, whether voluntary or involuntary, relating to the Company or to its creditors, as such, or to its property, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Senior Indebtedness before any Employee is entitled to receive any payment hereunder, and, accordingly, the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect hereof; and

                  2. Without in any way limiting the effect of the foregoing provisions, during the continuance of any default on any Senior Indebtedness, no payment hereunder shall be made if (A) notice of such default in writing or by telegram or telefax has been given to the Company by any holder or holders of any Senior Indebtedness, (B) judicial proceedings shall be pending in respect of such default or (C) judgment is obtained against the Company by the holders of the Senior Indebtedness or any one of them if as a result of such default it shall remain unsatisfied; and

                  3. Should any payment hereunder be received by the Employee in violation of the subordination provisions contained in this Paragraph 7, such Employee agrees to hold such payment in trust and as trustee for the account of the holders of Senior Indebtedness.

              B. The above provisions in regard to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Employee on the other hand, and nothing herein shall impair, as between the Company and the Employee, the obligation of the Company, which is unconditional and absolute, to pay to the Employee all amounts due hereunder in accordance with its terms.

              C. For purposes of this Agreement, "Senior Indebtedness" shall mean (i) any Indebtedness (as hereinbelow defined) of the Company to any bank, financial institution


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        or third party lender, any guarantee by the Company of any Indebtedness of an Affiliate to a bank, financial institution or other third party lender and any guarantee by the Company of Indebtedness or other obligations of an Affiliate to any person, firm or entity in respect of advertisements placed by or on behalf of such Affiliate, whether such Indebtedness, obligation or guarantee is now outstanding or hereafter incurred or assumed, and any refinancing, extensions, renewal or increases thereof, and (ii) the Company's Indebtedness or other obligations (including any refinancing, extension, renewal or increase thereof) to third parties in connection with or arising out of the issuance by employees of the Company or any Affiliate of promissory notes ("Employee Notes") in connection with the financing of the purchase by such employees of the common stock of the Company or the financing of the purchase of Employee Notes, including without limitation, obligations of the Company to banks, financial institutions or other third party lenders to purchase either (1) common stock of the Company held as collateral by such parties; (2) Employee Notes; or (3) promissory notes evidencing loans to the Company or any Affiliate. For the purposes of this definition, Indebtedness or other obligations of the Company (1) to affiliated or special purpose entities formed for the purpose of facilitating the obtaining or administration of financing (a) for the Company or an Affiliate, (b) for the purchase by employees of the Company or an Affiliate of the common stock of the Company, or (c) for the purchase of Employee Notes or (2) to banks, financial institutions or other third party lenders which provide financing for such affiliated or special purpose entities, shall be deemed to be included within the term Senior Indebtedness.

              As used herein "Indebtedness" shall mean (i) any obligation or indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property originally financed on a long term basis (including pursuant to capital leases), (ii) any obligation under any contract providing for the making of loans or advances and (iii) guarantees (and other obligations under any other contracts which are substantially equivalent to guarantees), endorsements and other contingent liabilities (whether direct or indirect) in connection with the foregoing. In addition, the term "Indebtedness" shall be construed to include any "indebtedness" as such term may be defined in any credit facility or agreement to which the Company is a party from time to time.

              8. The right of the Employee or any other person to Annual Payments pursuant to SERIP or other benefits under the Agreement shall not be assigned, transferred, pledged, or encumbered.

              9. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee.

              10. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.


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                                       YOUNG & RUBICAM INC.






                                       By: /s/ Peter A. Georgescu
                                           ----------------------

                                           /s/ Alan J. Sheldon
                                           ----------------------
                                           Employee




/s/ Stephanie W. Abramson
--------------------------------
Attest Executive Vice President,
General Counsel





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